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                                 [Letterhead of
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                One Beacon Street
                        Boston, Massachusetts 02108-3194

                                 (617) 573-4800]





                                                March 28, 2000

PRAECIS PHARMACEUTICALS INCORPORATED
One Hampshire Street
Cambridge, Massachusetts  02139-1572

                  Re: PRAECIS PHARMACEUTICALS INCORPORATED --
                      REGISTRATION STATEMENT ON FORM S-1
                      ---------------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to PRAECIS PHARMACEUTICALS INCORPORATED, a Delaware corporation (the "Company"), in connection with the public offering by the Company of an aggregate of up to 9,200,000 shares (including 1,200,000 shares subject to an over-allotment option) (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-96351), relating to the Shares, as filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on February 8, 2000, Amendment No. 1 thereto, as filed with the Commission under the Securities Act on March 10, 2000 and Amendment No. 2 thereto, as filed with the Commission under the Securities Act on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement");



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PRAECIS PHARMACEUTICALS INCORPORATED
March 28, 2000
Page 2


(ii) the form of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into among the Company, as issuer, and Salomon Smith Barney Inc., CIBC World Markets Corp. and Credit Suisse First Boston Corporation, as representatives of the several underwriters named therein (the "Underwriters"), the form of which is filed as an exhibit to the Registration Statement; (iii) a specimen certificate representing the Common Stock (the "Specimen Certificate"), the form of which is filed as an exhibit to the Registration Statement; (iv) a certified copy of the Amended and Restated Certificate of Incorporation of the Company, as amended, as currently in effect, filed as an exhibit to the Registration Statement; (v) the Amended and Restated Certificate of Incorporation of the Company, to be filed with the Secretary of State of the State of Delaware (the "Delaware Secretary") upon the closing of the offering, the form of which is filed as an exhibit to the Registration Statement; (vi) the Amended and Restated By-Laws of the Company, as currently in effect, filed as an exhibit to the Registration Statement; (vii) the Amended and Restated By-Laws of the Company, to be effective upon the filing of the Amended and Restated Certificate of Incorporation referred to in clause (v) above with the Delaware Secretary, the form of which is filed as an exhibit to the Registration Statement; and (viii) certain resolutions adopted by the Board of Directors of the Company (the "Board") dated as of February 2, 2000 and drafts of certain resolutions (the "Draft Offering Committee Resolutions") proposed to be adopted by the Offering Committee appointed by the Board (the "Offering Committee"), in each case relating to the issuance and sale of the Shares and certain related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of



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PRAECIS PHARMACEUTICALS INCORPORATED
March 28, 2000
Page 3


such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

                  Members of our firm are admitted to the Bar in the State of Delaware, and we do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

                  Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Securities Act; (ii) the price at which the Shares are to be sold to the Underwriters pursuant to the Underwriting Agreement and other matters relating to the issuance and sale of the Shares have been approved by the Offering Committee in accordance with the Draft Offering Committee Resolutions and such Draft Offering Committee Resolutions have been adopted by the Offering Committee; (iii) the Underwriting Agreement has been duly executed and delivered; and (iv) certificates representing the Shares in the form of the Specimen Certificate examined by us have been (A) duly executed by an authorized officer of the transfer agent and registrar for the Common Stock, (B) registered by such transfer agent and registrar and (C) delivered to and paid for by the Underwriters at a price per Share not less than the per Share par value of the Shares as contemplated by the Underwriting Agreement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                  This opinion is furnished by us, as your special counsel, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our prior written permission.

                                 Very truly yours,

                                 /s/Skadden, Arps, Slate, Meagher & Flom LLP